                                                                   EXHIBIT 10.23

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.






                                   Agreement
                                    between
                         Giga Information Group, Inc.
                                      and
                           Decision Analytics, Inc.






                       Effective Date: August 15, 1996

                                   Agreement
                                    between
                         Giga Information Group, Inc.
                                      and
                           Decision Analytics, Inc.


       This Agreement (this "Agreement") is made and entered into as of August 15, 1996 by and between Giga Information Group, Inc., a Delaware corporation with offices at One Longwater Circle, Norwell, MA 02061 ("Giga"), and Decision Analytics, Inc., a research and consulting firm with offices at 33 Martha's Lane, Brookline, MA 02167 ("DA").

WITNESSETH:

       WHEREAS, Giga develops, markets and publishes continuous information technology services to a broad range of clients in the field of information technology, including users of technology, vendors and investors;

       WHEREAS, DA has expertise in the segment of information services relating to the provision of on-going research-oriented advanced network services, electronic messaging, as well as consumer electronics, automotive electronics and certain gallium arsenide integrated circuits ("Specialty Field") and mobile computing and mobile communications service ("Mobile Computing and Communications Field") (collectively, the "Field").

       WHEREAS, Giga desires to retain DA as an independent contractor to provide Giga's clients with research-oriented deliverables, which consist of written Planning Assumptions, White Paper documents, market forecasts, and other related deliverables including, but not limited to, telephone inquiry support and teleconferences ("Deliverables") and inquiry support with respect to Giga's vendor-focused continuous information technology services in the Field;

       WHEREAS, DA desires to hire certain employees of Giga who have previously provided Giga's clients with such research-oriented Deliverables and inquiry support, to continue such services as employees of DA;

       WHEREAS, Giga seeks to establish and provide to its clients and prospective clients a new enhanced level of services including, but not limited to, Mobile Computing Business Services and Mobile Communications Business Services, collectively called "Relevance Services";

       WHEREAS, DA wishes to assist Giga in the research and development necessary to establish and provide to Clients and prospective clients such Relevance Services;

       WHEREAS, in addition to the foregoing, Giga desires that DA serve as a "Giga Partner," one of a group of independent companies with whom Giga has entered into a strategic alliance to provide information services to Giga clients which are complementary to the services Giga provides directly; and

       WHEREAS, DA desires to serve as a Giga Partner by providing as an independent contractor to Giga the services described in this Agreement and by acting as an agent for Giga in expanding Giga's client base, all on the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, Giga and DA hereby agree as follows:

       1.   Services Provided by DA.  Giga hereby retains DA to provide on-going
            -----------------------
research-oriented Deliverables and inquiry support to current Giga clients (the "Clients") associated with Giga's vendor-focused continuous information services in the Field. Collectively, such services of DA in the Field shall be referred to as the "Applicable Giga Advisory Services" or the "Services". It is understood by DA that the Clients typically have entered into renewable one-year contracts with Giga (or Giga's predecessor, BIS), and the Services to be provided by DA to the Clients have previously been provided directly to the Clients by Giga. Many of the Clients are subscribers to Giga Advisory Services, which are a comprehensive set of continuous information technology services which cover other areas of information technology in addition to the Applicable Giga Advisory Services to be provided under the terms of this Agreement by DA. It is intended that the Services provided to Clients by DA under the terms of this Agreement will be complementary to other services which will be provided directly by Giga or by other independent contractors which serve as Giga Partners in related fields of expertise .

            1.1  DA's Status as an Independent Contractor; Employment of Former
                 --------------------------------------------------------------
Giga Personnel; Indemnification with respect to Certain Employees.  In providing
- -----------------------------------------------------------------
Services to Clients under this Agreement, DA will serve as an independent contractor and agrees to employ as employees or retain as subcontractors qualified personnel. DA shall be responsible for the supervision and quality control of the Services it provides to Clients hereunder.

       Furthermore, DA agrees to extend an offer to employ or to retain as a subcontractor the current Giga employees listed on Exhibit A attached hereto, each of whom has formerly provided Applicable Giga Advisory Services to Clients as Giga employees or subcontractors. DA also agrees to indemnify and hold Giga harmless from any obligation to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with any payments made to DA pursuant to this Agreement.

            1.2  Description of DA Deliverables.  The Services provided by DA
                 ------------------------------
hereunder will include Deliverables including, but not limited to, written research documents, White Paper documents, market forecasts and other materials as determined to be necessary and appropriate by Giga and DA. DA further agrees to provide telephone inquiry support for Clients based on the guidelines established, from time to time, by Giga, so long as such guidelines are established in a manner that is reasonable and consistent with the past practices of Giga. It is also anticipated that DA shall provide teleconferences with Clients and prospective clients on a regular basis, in response to the interest and requirements of Clients.

            1.3  Means of Delivery.  Giga has developed an Internet delivery
                 -----------------
channel for its services, known as GigaWeb, which will be made available to DA for use in DA's delivery of the Services to Clients. DA agrees to use GigaWeb in the delivery of the Services, in addition to other means of delivery appropriate to the needs of the Clients, such as printing and furnishing hard copies of reports and other documents.

            1.4  Costs and Expenses of Providing Services.  Consistent with its
                 ----------------------------------------
role as an independent contractor, DA shall be responsible for all the costs and expenses of providing and delivering Services under this Agreement, including without limitation the following: the wages, benefits and payroll taxes for DA's employees; all compensation to DA's subcontractors; printing and other physical preparation of Deliverables (with the exception of the printing and distribution of Planning Assumptions, which shall be the responsibility of Giga); postage and other delivery costs except for the cost of GigaWeb, which shall be the responsibility of Giga; travel, entertainment and marketing expenses; legal, accounting and other administrative expenses; and all income and other taxes relating to DA's business.

            1.5  Temporary United Kingdom Office Space.  Giga shall provide
                 -------------------------------------
temporary office space and access to telephone service to DA in Giga's Luton, U.K. facility through the earlier of (i) the remainder of 1996 or (ii) such earlier time as Giga vacates such premises in its sole discretion. In connection with the provisions of this Section 1.5, Giga agrees to pay the telephone bills of DA, so long as such bills are reasonable.

            1.6  Temporary Norwell, Massachusetts Office Space.  Giga shall
                 ---------------------------------------------
provide temporary office space and access to telephone service for up to two (2) employees of DA in Giga's facility in Norwell, Massachusetts through the earlier of (i) February 1, 1998 or (ii) such earlier time as Giga vacates such premises in its sole discretion. In connection with the provisions of this Section 1.6, Giga agrees to pay the telephone bills of DA, so long as such bills are reasonable.

            1.7  European Knowledge Center.  DA shall establish and maintain a
                 -------------------------
Knowledge Center in Europe, commencing as of the Effective Date of this Agreement. The staff of the Knowledge Center shall serve as a first line of response to Clients, receiving calls for information and advice, answering administrative questions, and referring technical requests to the appropriate analysts at Giga or DA. It is anticipated that DA will staff the Knowledge Center with its own personnel as of the Effective Date, however if DA is not able to staff the Knowledge Center with its own personnel as of the Effective Date, Giga agrees for the balance of 1996 to provide Knowledge Center support to DA for DA's European operations.

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


            1.8  Warranty of Authorship.  Each party hereto represents and
                 ----------------------
warrants to the other that the research provided hereunder by it shall be original writing, not published elsewhere, except for quotes properly attributed to third parties, and that such research to the best of that party's knowledge shall be accurate in all respects and contain no misrepresentations; provided,
                                                                     --------
however, that neither of the parties hereto makes any representations or
- -------
warranties with respect to research provided by it to the other party that is not represented to be research originally authored by one of the employees of the party furnishing the research.

       2.   Term.  The Services provided by DA under the terms of this Agreement
            ----
shall commence on August 15, 1996 (the "Effective Date") and shall continue for the duration of this Agreement, including an initial period of 12 months (the "Initial Term"), subject to the termination provisions set forth herein. It is understood that Giga is relying on DA to provide on an ongoing basis the Services as described herein to Clients commencing on the Effective Date, and DA agrees to make every reasonable effort to satisfy such Clients and continue and expand both its client base and the client base of Giga. At the conclusion of the Initial Term, this Agreement shall be renewed for successive one-year terms unless terminated by either party pursuant to Section 14.

       3.   Compensation to DA.  DA understands that most Clients are parties to
            ------------------
contracts with Giga pursuant to the terms of which the Clients prepay Giga on an annual basis for the provision of continuous information technology services which Giga makes available to the Clients over the ensuing 12 months. The revenue received by Giga at the outset of each contract period is referred to by Giga as "Deferred Revenue", since it is earned by Giga by providing the contracted services over the contract period. It has been the policy of Giga to recognize the Deferred Revenue on a pro rata basis.

            3.1  DA Share of Deferred Revenues.  For all contracts with Clients
                 -----------------------------
in effect as of the Effective Date and for which DA provides Services hereunder, Giga shall pay to DA **** of the portion of the Deferred Revenue attributable to the provision of Services for the balance of the contract term remaining as of the Effective Date. A schedule of the existing contracts with Clients, including the amount of monthly Deferred Revenue projected to be earned thereunder, is attached as Exhibit B. The parties hereto acknowledge and agree the amounts set
            ---------
forth in Exhibit B are not final and the parties shall make a good faith effort
         ---------
within thirty (30) days after the Effective Date hereof to determine the final amounts of Deferred Revenue projected to be earned with respect to existing contracts for Clients (the "Final Amounts"). The parties agree that DA shall be entitled to the Final Amounts, subject only to any claims of any nature brought after the determination of the Final Amounts by any of the Clients set forth on Exhibit B in connection with the contracts or agreements referenced on Exhibit B
- ---------                                                              ---------
with respect to any services provided by Giga thereunder. Furthermore, Giga agrees to make a good faith effort to provide to DA as soon as practicable all of the available contracts set forth on Exhibit B.
                                        ---------

            3.2  Allocation of Deferred Revenue.  In the case of Clients which
                 ------------------------------
were BIS clients prior to the acquisition of BIS by Giga, the portion of the Deferred Revenue attributable to the provision of Services is deemed to be **** (e.g., for a ******** contract

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


entered into before July 1995, the monthly revenue attributable to the provision of Services would be ********, of which DA would be entitled to ****, or ****). In the case of Clients which were not BIS clients prior to the acquisition of BIS by Giga, the portion of the Deferred Revenue attributable to Services is deemed to be *******. However, for contracts with Clients for the provision of automotive electronics, gallium arsenide integrated circuits, and consumer electronics, the portion of Deferred Revenue attributable to Services is ****. The allocation of Deferred Revenue for all existing contracts subject to this Agreement is set forth in Exhibit B.
                          ---------

            3.3  Timing of Payment.  Giga shall pay DA the compensation provided
                 -----------------
in this Section 3 on the first business day of each month in advance, beginning with the Effective Date. For purposes hereof, a "business day" shall be a normal work day, Monday to Friday, other than a Federal or Massachusetts state legal holiday.

            3.4  New DA Contracts with Giga Clients; Royalty to Giga.  At the
                 ---------------------------------------------------
expiration of any contract with a Client for Applicable Giga Advisory Services, DA shall have the right to pursue and enter into a new contract with that party to supply Services to the former Client for DA's own account and at DA's own expense (a "New Contract"). DA shall give prompt notice to Giga of all New Contracts and shall pay to Giga a royalty equal to **** of the dollar amount of the contract for the Services to be provided by DA under the New Contract. DA shall prepare on a monthly basis a report that sets forth all of the amounts due to Giga under this provision, and such report shall be delivered to Giga on the fifteenth day of each month for the month directly preceding it, along with all amounts due to Giga by DA as reflected in such report. Such royalty shall be applicable to the ************** of any New Contract or, if the contract period is longer than ******************** of the contract term. No royalty shall be payable to Giga with respect to a New Contract entered into by DA with a party which was not a Client during a period of at least 90 days prior to the commencement of the New Contract.

            3.5  New Giga Advisory Subscriptions; Extension of Giga Contracts.
                 ------------------------------------------------------------
Giga hereby appoints DA as Giga's agent with the authority to market to Clients and prospective clients subscriptions for Giga Advisory Services or extensions or renewals of existing subscriptions therefor; provided, however, that all
                                                --------  -------
payments received with respect to such subscriptions shall be paid directly to or forwarded promptly to Giga. Giga will pay DA a commission for such new or renewed contract equal to **** of the incremental Deferred Revenue for the first year over the previous annual amount (the "Net Annual Value Increase" or "NAVI") under any such renewed contract or the entire amount of Deferred Revenue (all of which constitutes NAVI) for a contract with a new client. Giga shall prepare on a monthly basis a report that sets forth all of the amounts due to DA under this provision, and such report shall be delivered to DA on the fifteenth day of each month for the month directly preceding it, along with all amounts due to DA by Giga as reflected in such report. This commission shall be in addition to any share of the Deferred Revenue due to DA under Section 3.1 hereof if DA is providing Services with respect to such contract. For purposes of DA's service as Giga's agent in obtaining new business, Giga and DA agree to the following terms:

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


          3.5.1  Sales Support. In order to coordinate Giga's direct sales
                 -------------
activities with DA's efforts as an agent for Giga, Giga's sales supervisors shall maintain close contact with DA and shall furnish DA with brochures, sales support information, rate schedules, contract forms and conditions and other information and support. DA agrees to coordinate marketing leads and opportunities with Giga. Giga will provide at its discretion incentives to its own sales personnel with respect to new and additional business initiated by DA, in order to encourage a cooperative and coordinated sales effort.

          3.5.2  Contract Rates and Documentation. DA agrees to use Giga's
                 --------------------------------
prescribed forms of contracts, including its master terms and conditions, when seeking the renewal or expansion of Giga Advisory Services contracts; provided,
                                                                      --------
however, that the foregoing in no way obligates Giga to accept any contract
- -------
presented to it by DA for renewal. DA shall also coordinate with Giga's supervisory sales staff the current rates to be charged for such services.

          3.6    Establishment and Deliver of Relevance Services by DA. If DA
                 -----------------------------------------------------
accepts the pricing structure set forth by Giga with respect to DA's involvement in the establishment and delivery of Relevance Services, DA agrees to assist Giga with the establishment and delivery, including the marketing and sales of, Relevance Services, which DA understands are designed to provide Clients and prospective clients in marketing, business planning, strategic planning, and product management with strategic and tactical insights. Furthermore, DA understands that each Relevance Service is designed to provide basic information pertaining to (1) product and market forecasts and analyses, (2) competitive analysis and positioning, (3) technology trends and issues, and (4) business/financial analysis. To that end, DA will provide writing, editing, project management and research, of but not limited to "Management Insight" reports and "Prospectives" briefs, along with inquiry support, automated teleconferences and presentations as requested by Clients.

          3.7    Compensation with Respect to the Development of Relevance
                 ---------------------------------------------------------
Services. For Clients that upgrade their accounts to include Relevance Services
- --------
from any existing continuous information technology service contracts, DA will provide Giga with a royalty of **** of the dollar amount of the contract if DA is primarily responsible for the sale to the Client of the Relevance Services. If Giga is responsible for the sale, DA will receive [***] of the dollar amount of the contract that Giga executes as compensation for the Services provided by DA to the Client under the contract in relation to the design, performance, execution, and delivery of the research underlying such Services. In either case, DA is fully responsible for all expenses associated with providing the Deliverables for a given Relevance Service unless agreed to otherwise by Giga in advance of any such expenditure. Both parties shall prepare on a monthly basis a report that sets forth all of the amounts due to the other party under this provision, and such report shall be delivered to the other party on the fifteenth day of each month for the month directly preceding it, along with all amounts due by each party to the other as reflected in their respective report.

          3.8    Client Invoices. New clients and renewal Clients obtained by DA
                 ---------------
for DA's own account may be invoiced directly by DA, and DA shall remit the appropriate royalty payments to Giga as provided in Section 3.4. Future contracts entered into for the provision of Relevance Services shall be invoiced by Giga, although DA may be entitled to the receipt of a commission from Giga (as provided in Section 3.5) for its role as agent of Giga in obtaining any such contracts.

     4.   Nature of Relationship between Giga and DA. DA is providing Services
          ------------------------------------------
under this Agreement as an independent contractor and shall not be considered an employee, agent (except as expressly provided herein) or representative of Giga (nor shall DA's employees or subcontractors be considered employees of Giga). While it is intended that DA shall be identified as a "Giga Partner" (as described more specifically in Section 4.1 hereof) to indicate the close working relationship between Giga and DA, this Agreement shall not constitute a legal partnership between Giga and DA. Neither Giga nor DA shall have any share in the profits of the other or any liability for the actions of the other except as specifically provided in this Agreement.

          4.1    Nature of DA's Status as a "Giga Partner". DA and certain other
                 -----------------------------------------
independent firms working closely with Giga shall be authorized by Giga to refer to themselves as a "Giga Partner." DA agrees, during the term of this Agreement, to use the term "Giga Partner" on its brochures, marketing materials, letterhead, reports and other Deliverables, newsletters, promotional materials and other similar materials; provided, however, that DA shall provide Giga with
                             --------  -------
examples of all of its uses of the term "Giga Partner" (or any other reference to Giga or use of the Giga name or logo) at least ten (10) business days prior to DA's initial use thereof, and Giga shall have the right to review and approve such material in writing prior to its use by DA. Giga agrees that its approval shall not be unreasonably withheld.

     The parties hereto agree that no written or printed reference shall be made to the other party, its management, shareholders or employees, or to any Clients or clients, or to their trademarks, service marks, codes, drawings, specifications or information of a proprietary nature in any advertising or promotional efforts with respect to activities contemplated by this Agreement without the prior written authorization of the other party. The parties hereto agree to indemnify and hold the other harmless against any and all claims (including costs, expenses and reasonable attorneys' fees on account thereof) arising out of the failure to obtain such prior written authorization and to defend the other, at its request, against any such claims. Each party agrees to notify the other promptly of any such claims or demands against it for which the other party is responsible hereunder.

          4.2    Transition; Problem Resolution. It is the intent and objective
                 ------------------------------
to ensure a smooth transition in the delivery of Services to Clients, preserving the good will of Clients and enhancing the business relationship of both Giga and DA with such Clients. To that end, Giga and DA agree to work together in good faith to resolve conflicts that may arise from time to time and to address any relevant business issues in a timely and professional manner.

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


     5.   Business Development Opportunities. Giga and DA agree to form a
          ----------------------------------
Planning Group (the "Planning Group") consisting of at least one senior member of DA and one from Giga to consider and coordinate business development opportunities beyond those specifically outlined in this Agreement which may be pursued by Giga and DA, as well as to serve as a forum for the resolution of disputes between the parties with respect to the terms of this Agreement. Both parties agree to negotiate in good faith to resolve all disputes, disagreements or controversies arising out of this Agreement; provided, however, that if the
                                                --------  -------
parties are not able to resolve an issue or issues arising out of this Agreement, the parties shall consult Jeffrey Swartz, present Senior Vice President, Marketing Operations, Events and Publications of Giga, who shall in good faith appraise the nature of the dispute, disagreement or controversy and, after consideration, if possible, lend his support in favor of either Giga or DA in an attempt to resolve the issue or issues. The Planning Group shall communicate by teleconference on a monthly basis to ensure coordination of business development opportunities and conflict resolution under the general guidelines outlined in this Section 5.

          5.1    Independent Consulting Businesses of Giga and DA. It is
                 ------------------------------------------------
understood that Giga and DA shall be free to operate independent consulting businesses outside the scope of the cooperative activities covered by this Agreement, provided that, in the case of DA, such consulting does not compete with the areas of expertise presently covered by Giga, including, but not limited to, Relevance Services, and does not focus on the computers and communication businesses. DA represents and warrants that it will execute an agreement in a form acceptable to Giga between DA and Harvey Cohen ("Cohen") that expressly binds Cohen in his capacity as a director and/or officer of DA, from offering consultation services which compete with the area of expertise covered by Giga and which focus on the computers and communication businesses. DA represents that at the time of execution of this Agreement, it has obtained Cohen's consent to become a party to such an agreement. Both parties shall have the right to develop new lines of consulting services independent of the other.

          5.2    New Business for Giga Consulting Originated by DA. In its
                 -------------------------------------------------
capacity as a Giga Partner, DA shall respond in a timely manner to leads from prospects for custom consulting work within the areas of expertise of Giga Consulting, and Giga shall pay a commission to DA for originating new consulting work for Giga and shall provide opportunities to DA to participate in such work, as provided in this Section 5. It is understood that all such leads shall be forwarded by DA to Giga Consulting, which will be responsible for pursuing such leads and structuring consulting projects.

          5.3    Commissions for Origination of New Consulting Business. Giga
                 ------------------------------------------------------
and DA shall each pay the other a commission for new consulting business performed by Giga or DA and originated by the other, so long as such consulting business is not originated in or to be performed in Germany. Such commission shall be (1) for a new contract, **** of the fee paid by the client to the party performing the consulting services during the ******** of any new contract and
(2) for a renewed contract, the sum of (i) **** of the fee paid by the client to the party performing the consulting services for the renewal term and (ii) **** of the NAVI for any expanded business under the renewed contract. Such commission shall be payable within 30 days after the payment is received from the client. With respect to all new consulting business that Giga receives with

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


respect to the Services, it shall include DA in the development and execution, as appropriate, of projects relating to the provision of Services. If DA is involved in any manner, including the sales or development of such new consulting business with respect to the provision of Services, DA is entitled to the receipt of a commission as set forth herein.

          5.4    Participation by DA in Giga Consulting Engagements. For Giga
                 --------------------------------------------------
Consulting engagements in the U.S. and France which have been originated by DA as contemplated in this Section 5, Giga agrees to make available to DA the opportunity to participate in performing a ******************* of the wholesale value of the project provided that the services are within DA's areas of expertise. It is understood, however, that the **** and **** shares are averages for the typical month and typical engagement, and the parties agree to cooperate in coordinating the work in an equitable manner consistent with efficient and high quality service to clients. The parties agree, with respect to the calculation of amounts due to DA, that DA shall be paid by Giga only for that work actually performed by DA with respect to such consulting engagements.
     The wholesale value of the project for purposes of this Section 6.4 shall be **** of the price to the Client (e.g., the wholesale value of a ******* project for a Client would be *******).
     Outside the U.S. and France, Giga agrees to include DA personnel in consulting projects as appropriate at agreed upon package rates.

          5.5    DA Contracts in Germany. In Germany, where Giga's European
                 -----------------------
consulting operations are based, Giga's established sales personnel shall assist in the marketing of Services to be performed by DA. Accordingly, DA shall, for the balance of 1996, pay a commission to Giga equal to **** of the dollar amount of all renewals or existing contracts by DA and **** of the dollar amount of any New Contracts. For 1997 and beyond, said commissions payable by DA to Giga shall be at the rates of **** and ****, respectively. DA shall prepare on a monthly basis a report that sets forth all of the amounts due to Giga under this provision, and such report shall be delivered to Giga on the fifteenth day of each month for the month directly preceding it, along with all amounts due to Giga by DA as reflected in such report.

     6.   Taxes. Each party hereto acknowledges and agrees that it shall report
          -----
as income all compensation, including commissions, received from the other pursuant to this Agreement.

     7.   Insurance. DA represents and warrants to Giga that DA maintains
          ---------
appropriate comprehensive liability, casualty, and workers' compensation insurance coverage for DA and all of DA's employees, representatives and agents who perform or will perform duties under this Agreement. DA agrees to provide Giga with proof of appropriate insurance coverage if reasonably requested by Giga. Giga shall use its best efforts to secure and maintain appropriate comprehensive liability insurance that names as additional insured parties the Giga Partners. If Giga is unable to secure such coverage, it shall promptly notify DA.

     8.   Audit Rights. Both parties shall have the right, upon reasonable
          ------------
notice, to audit the books and records of the other party as such books and records pertain to the Services to be performed under the terms of this Agreement in order to verify the terms of contracts and revenues received by the audited party.

     9.   Ownership and Use of Information; License to Giga. All software,
          -------------------------------------------------
plans, methodologies, planning or programming documentation, sketches, drawings models, samples, records, works of authorship or other creative works, ideas, knowledge or plans, whether written, oral or otherwise expressed (the "Information"), originated and developed by DA prior to the Effective Date of this Agreement, and furnished to Giga or any Clients by DA in the performance of its obligations under this Agreement, shall remain the sole property of DA, except in those cases where DA has performed specific work on behalf of Giga or on behalf of a Client under the direction of or assignment from Giga. All Information shall be disclosed as such to Giga and shall be identified specifically as such in writing from DA to Giga. DA agrees that Giga owns all Information, as well as any copyrights or other intellectual property rights, that underlie or are incorporated into the procedures or systems concerning the establishment or provision of Relevance Services or future Relevance Services, and shall be the sole property of Giga.

          Notwithstanding anything else in this Section 9, DA hereby grants a perpetual, royalty-free license to Giga to use, copy, modify and distribute for clients subscribing to the Services or for Giga's internal consumption all Information for the term of this Agreement with respect to the Services to be performed by DA under the terms of this Agreement. For any and all such Information described in this paragraph, DA agrees to provide documentation satisfactory to Giga to assure the license of the Information to Giga.

          Title to all materials or documentation including, but not limited to, systems specifications furnished by one party to the other in connection with the performance of Services contemplated by this Agreement, shall remain the property of the party furnishing such materials or documentation and, if such materials or documentation are delivered to one party by the other, the party receiving such materials and documentation shall return the same forthwith at the owner's request.

     10.  Confidentiality/Disclosure of Information. In order for each party to
          -----------------------------------------
render the Services contemplated by this Agreement, each respective party or one of its Clients or clients may need to disclose information to the other that is considered to be secret or proprietary ("Confidential Information"). Each party understands and agrees that unless such Confidential Information was previously known to it free of any obligation to keep it confidential, or unless it has subsequently been made public by the other party or one of its Clients or clients free of any obligation to keep it confidential, then such Confidential Information shall be kept confidential and shall be used only in performing the Services contemplated by this Agreement and may be used for no other purpose except upon such terms as may be agreed upon between the parties in writing. Each party further agrees that all Deliverables associated with the establishment or delivery of Relevance Services and future Relevance Services constitute Confidential

Information and must be treated as such. The parties hereto further agree to be bound by the terms of any Nondisclosure Agreement which the other party separately executes with the other party and/or one of its Clients or clients.

     11.  Assignment. This Agreement may not be assigned or transferred by
          ----------
either party without the prior written consent of the other.

     12.  Arbitration. Any dispute, disagreement or controversy at the time of
          -----------
the dispute, disagreement or controversy which is not settled by the Planning Group pursuant to Section 5 shall be resolved by one (1) arbitrator in accordance with the Commercial Arbitration Rules in effect at the time of the dispute, disagreement or controversy of the American Arbitration Association, including, but not limited to, the rule(s) with respect to the selection of an arbitrator. All expenses in connection with such arbitration shall be shared equally by the parties hereto; provided, however, if one party maintains that
                               --------  -------
such arbitration was unnecessarily or unreasonably initiated, and it provides notice thereof to the other, the issue of the cost of the arbitration may in such cases also be submitted to the arbitrator for resolution. The final decision of the arbitrator shall constitute a conclusive determination of any such dispute, disagreement or controversy, and shall be binding onto the parties hereto, and shall not be contested by either party. Such decision may be used in a court of law only for the purposes of seeking enforcement of the arbitrator's award.

     13.  Restrictions on Solicitation of Employees. Each party hereto agrees
          -----------------------------------------
that it will not solicit the services of or employ any employees of the other or its Clients or clients, for the period beginning the Effective Date hereof and ending twelve (12) months after the expiration or termination of this Agreement, unless prior written authorization is obtained from the appropriate party; provided, however, that no written authorization must be obtained from Giga by
- --------  -------
DA with respect to the employment of the employees listed on Exhibit A.
                                                             ---------

     14.  Termination of Agreement; Limitations on Liability. Either Giga or DA
          --------------------------------------------------
may terminate this Agreement for its own convenience and without cause at any time by giving the other party written notice at least six months (180 days) prior to the effective date of the termination. Giga's liability to DA in the event of termination shall not exceed amounts due for Services performed prior to the effective date of the termination. DA's liability to Giga in the event of termination shall not exceed the amounts received from Giga hereunder.

          In addition, if, in Giga's reasonable judgment, DA has failed to comply with its obligations under this Agreement, Giga may elect to give written notice of such failure to DA, in which case DA shall have a period of 30 days in which to resolve such failure. If such failure has not been resolved within such period to Giga's reasonable satisfaction, Giga shall be entitled to terminate this Agreement on written notice to DA of not less than 30 days. In the event of such termination, the following terms shall apply:

                        (a) DA shall be entitled to payments under this Agreement for its services for the period through the effective date of termination as full compensation for all its Services hereunder, and Giga shall not be obligated to make any further payments to DA.

                        (b) DA shall provide Giga with all research data, analyses, and written material (including completed interview forms, research contact lists, etc.) gathered and prepared prior to the effective date of termination;

                        (c)  Giga may at its option (i) continue to
                   research, publish and market Services to the Giga client base served by DA, or (ii) identify an alternative contractor to fulfill the outstanding and future client requirements.

                        (d)  Upon the effective date of termination
                   hereunder, DA's right to act as an agent for Giga with respect to the direct sales activities conducted on behalf of Giga shall terminate.

              15.  Liability/Indemnification.  Each party hereto
                   -------------------------
         acknowledges that its relationship to the other under the terms of this Agreement is exclusively that of an independent contractor and not any other relationship including, but not limited to, partner, employee or agent, except in specific cases identified for the sales of Giga Advisory Services to DA accounts. Each party agrees to act in a manner consistent with this status and to make no representation to the contrary to any person.

                   DA and Giga each agree to indemnify and hold the other harmless against any and all claims (including costs, expenses and reasonable attorney's fees on account thereof) that may be made by anyone for (i) injuries, including death, to persons or damage to property, including theft, or (ii) errors or omissions in the delivery of Services, including the delivery of such Services by Giga before the Effective Date or by DA after the Effective Date, resulting from the acts or omissions of the indemnifying party, including those of its employees, agents or representatives, provided however, nothing contained in this Agreement shall be
         -------- -------
         construed to be or to constitute an employment agreement between either or both of the parties hereto and the persons set forth on Exhibit A, and, as such, with respect to liability or otherwise,
         ---------
         the persons listed on Exhibit A shall have no rights arising from
                               ---------
         this Agreement. The indemnifying party agrees to defend the other party, at its request, against any such claims and the party seeking to be indemnified agrees to notify the indemnifying party promptly of any such claims or demands against it for which the indemnifying party is responsible hereunder.

              16.  Non-Waiver.  No failure on behalf of either Giga or DA
                   ----------
         to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver by that party of such term, right or condition.

              17.  Severability.  If any provision of this Agreement is
                   ------------
         found for any reason to be void or unenforceable, the remainder of this Agreement shall continue in full force and effect.

              18.  Survival of Obligations.  DA's representations,
                   -----------------------
         warranties and obligations to Giga under this Agreement set forth in Sections 7, 10, 11, 13, 15 and 16 hereof shall survive the termination, cancellation or expiration of this Agreement.

              19.  Choice of Law.  This Agreement shall be governed by and
                   -------------
         construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

              20.  Force Majeure.  Neither Giga nor DA will be liable to
                   -------------
         the other for failure to perform any of its duties under this Agreement due to circumstances beyond its reasonable control. The party whose performance is affected by such circumstances shall notify the other in writing as soon as practicable concerning its inability to perform its duties hereunder and shall thereafter exercise it best efforts to resume the performance of the obligations under the terms of this Agreement.

              21.  Headings.  The headings used herein are for convenience
                   --------
         only and are not intended to affect the meaning or interpretation of this Agreement.

              22.  Complete Understanding.  This Agreement constitutes the
                   ----------------------
         full and complete understanding and agreement of the parties hereto and supersedes any and all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if made in writing and signed by Giga and DA.

              23.  Notice.  Any notice or demand required or permitted
                   ------
         herein shall be hand delivered or sent by certified or registered mail addressed to the respective parties as follows:

              if to Giga:
              ----------

              Barry S. Gilbert
              Vice President, Market Strategies Division
              Giga Information Group, Inc.
              One Longwater Circle
              Norwell, MA  02061

              if to Decision Analytics, Inc.:
              ------------------------------

              Harvey Cohen
              Decision Analytics, Inc.
              33 Martha's Lane
              Brookline, MA  02167

         or at such other address as the party shall subsequently specify to the other in writing. Such notice or demand shall be deemed given or made when received in the case of hand delivery, or when deposited, postage prepaid, with the U.S. Postal Service in the case of certified or registered mail.

              IN WITNESS of their acceptance of the terms of this Agreement, Giga and DA, by their duly authorized representatives, hereby sign and date this agreement as of the date first above written.




         GIGA INFORMATION GROUP, INC.       DECISION ANALYTICS, INC.


         By:/s/ Barry Gilbert               By:/s/ Harvey Cohen
            ---------------------------        ---------------------
         Title:                             Title:
               ------------------------           ------------------
                                            Tax I.D.#
                                                     ---------------

                                      Exhibit A

                                    Staffing Plan

              DA's organization at the outset of this Agreement will consist of Harvey Cohen, General Manager, some current Giga employees who will become DA employees or subcontractors, and additional DA personnel. The proposed personnel for inclusion include:

              o David Kerr - Current Giga employee to address the North American Mobile Communications Services Practice as Director.

              o Mark Holden - Current Giga employee to address the European Communications Services Practice as Director.

              o Jeff Henning - Former BIS employee and present DA consultant to serve the Mobile IT Practice as Director.

              o George Boomer - Current DA employee specializing in quantitative methods as Senior Consulting Partner.

              o Joanne Downie - Current Giga employee to address European wireline services and support PTT applications as Director of Wireline Service.

              o Declan Lonergan - Current Giga employee in the communications area.

              o Frances Northcott - Current Giga subcontractor in the communications area.

              o Richard Endersby - Current Giga employee to address GaAs applications in Europe.

              o Steve Entwistle - Current Giga employee in support of the GaAs Program.

              o Chris Webber - Current Giga employee and Director of the Automotive Program.

              o Ian Riches - Current Giga employee in support of Automotive Service.

              o Guy DiPiazza - Current Giga employee and Director of the Consumer Electronics Program.

              Additional employees and/or subcontractors will be added to meet the requirements with respect to Deliverables as future budgets allow. It is further understood that while the Giga employees named above have expressed interest in pursuing opportunities with DA, there is no guarantee, express or implied on Giga's behalf, that any or all of the employees listed above will become DA employees. In the event that some or all of the employees indicated above decide not to become DA employees, DA will have the sole responsibility of finding qualified replacements and incur such costs associated therewith.

                                      Exhibit B

                              Deferred Revenue Schedule




                   Page 1 through Page 2 of Exhibit B contains
                   Confidential Materials which have been omitted and filed separately with the Securities and Exchange Commission